Exhibit 5.1
June 1, 2010
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
Re: Registration Statement on Form S-8; Cooper Tire & Rubber Company 2010 Incentive Compensation Plan
Ladies and Gentlemen:
     Cooper Tire & Rubber Company (the “Company”) has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 4,968,798 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), to be issued pursuant to the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan (the “Plan”).
     In connection with this opinion, I, or attorneys under my supervision, have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as I have deemed necessary for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies, and the authenticity of the originals of such latter documents.
     Based on the foregoing and subject to the qualifications set forth below, I am of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan have been duly authorized and, when issued in accordance with the Plan, will be legally and validly issued, fully paid and non-assessable.
     The foregoing opinion is limited to the General Corporation Law of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of Delaware and the Delaware Constitution) and the federal laws of the United States of America, and I express no opinion as to the laws of any other jurisdiction.
     The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion is given or may be inferred beyond the matters expressly set forth in this opinion letter.
     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ James E. Kline
James E. Kline
Vice President, General Counsel and Secretary